Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-160246 and 333-162255) of CSR plc of our report dated 9 February 2010 relating to the consolidated financial statements of CSR plc, appearing as Exhibit 15.1 on Form 20-F of CSR plc for the 52 week period ended 1 January 2010.

/s/ Deloitte LLP

London

United Kingdom

12 March 2010